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                                                                   Exhibit 10.20

                                 PROMISSORY NOTE

$992,244.11                                                  Oakland, California
                                                             April 2, 2002


         For value received, Murray Dashe, an individual currently residing at [address] ("Dashe"), hereby absolutely and unconditionally promises to pay to Cost Plus, Inc. (the "Lender") the principal amount of Nine Hundred Ninety-two Thousand Two Hundred Forty-four Dollars and Eleven Cents ($992,244.11), together with interest at the applicable federal rate under Internal Revenue Code Section 1274 for short-term debts compounded annually in effect at the date of this agreement. Accrued interest on the unpaid principal amount shall be due and payable in cash on each anniversary of the issue date set forth above.

1.   Repayments and Prepayments.
     --------------------------

(a) This Note shall be due and payable on the earlier to occur of: (i) March 25, 2005, or (ii) the third business day after the sale by Dashe of his current residence located at [address]. Interest shall continue to accrue on this Note until such time as all principal and interest due is paid in full.

(b) Dashe may prepay this Note at any time, either in whole or in part, without premium or penalty and without the prior consent of Lender.

(c) Dashe shall also apply the net proceeds of the sale of his condominium located at [address] to any balance due under the terms of this Promissory Note on or before the third business day after the closing of the sale by Dashe of such condominium.

2.   Events of Default; Acceleration.
     -------------------------------

(a) Upon the occurrence of any Event of Default (as defined below), the entire unpaid principal and interest due on this Note shall be immediately due and payable. The occurrence of any of the following events shall constitute an "Event of Default"; (i) failure to pay any amount owing by Dashe hereunder when due and payable, if such amount is still outstanding five days after Dashe receives written notice or default by Lender; (ii) the voluntary termination of Dashe's employment with Lender; or (iii) the initiation of any bankruptcy or insolvency proceeding by or against Dashe, or a general assignment of assets by Dashe for the benefit of creditors.

(b) No remedy herein conferred upon Lender is intended to be exclusive of any other remedy, and each and every remedy shall be cumulative and in addition to every other remedy hereunder, now or hereafter existing at law or in equity or otherwise.

3.   Notices.
     --------

(a) All notices, reports and other communications required or permitted hereunder shall be in writing and may be delivered in person, by telecopy with written confirmation, via overnight delivery service or U.S. mail, in which event such notice must be mailed first-class, certified or registered, postage fully prepaid, addressed (i) if to Lender, at Cost Plus, Inc., 200 4th Street, Oakland, California 94607 (or such other address as such Lender shall have furnished Dashe in writing), attention of Joan S. Fujii, Senior Vice President Human Resources and (ii) if to Dashe, c/o Cost Plus, Inc. 200 4th Street, Oakland, California 94607 (or such other address as Dashe shall have furnished Lender in writing).

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(b)  Each such notice, report or other communication shall for all purposes under this Note be treated as effective or having been given when delivered if delivered personally or, if sent by mail, at the earlier of its receipt or 72 hours after the same has been deposited in a regularly maintained receptacle for the deposit of the United States mail, addressed and mailed as aforesaid, or, if sent by telecopier with written confirmation, at the earlier of (i) 24 hours after confirmation of transmission by the sending telecopier machine or (ii) delivery of written confirmation.

4.   Miscellaneous.
     --------------

(a) Upon the approval of the Board of Directors of Lender, the obligations of Dashe and the rights of Lender may be waived (either generally or in a particular instance, either retroactively or prospectively, and either for a specified period of time or indefinitely), and with the same consent Dashe may enter into a supplementary agreement for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Note. Neither this Note nor any provisions hereof may be changed, waived, discharged or terminated orally, but only by a written statement executed by both Dashe and the Lender.

(b) No failure or delay by Lender to exercise any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege preclude any other right, power or privilege. The provisions of this Note are severable, and if any one provision hereof shall be held invalid or unenforceable in whole or in part in any jurisdiction, such invalidity or unenforceability shall affect only such provision in such jurisdiction. This Note expresses the entire understanding of the parties with respect to the transactions contemplated hereby. Dashe and every endorser and guarantor of this Note regardless of the time, order or place of signing hereby waives presentment, demand, protest and notice of every kind, and assents to any extension or postponement of the time for payment or any other indulgence, to any substitution, exchange or release of collateral, and to the addition or release of any other party or person primarily or secondarily liable.

(c) If Lender retains an attorney for collection of this Note, or if any suit or proceeding is brought for the recovery of all, or any part of, or for protection of the indebtedness respected by this Note, then Dashe agrees to pay on written, itemized demand all reasonable and customary costs and expenses of the suit or proceeding, or any appeal thereof, incurred by Lender, including without limitation, reasonable attorneys' fees.

(d) This Note shall for all purposes be governed by, and construed in accordance with the laws of the State of California (without reference to conflict of laws).

(e) This Note shall be binding upon Lender's and Dashe's successors and assigns.


IN WITNESS WHEREOF, Dashe has executed this Note as of the date first hereinabove written.

  /s/ Murray H. Dashe
---------------------------
Murray H. Dashe

 DATE       Repayment Amount      Check #        Acknowledge By
 ----       ----------------      -------        --------------
4/26/02        $250,000            6467       Jane Baughman/Secretary